PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
David Lim
+1 844-632-1060
IR@univar.com

Media Relations
Michele Mazur
+1 331-777-6187
michele.mazur@univar.com

Univar Reports 2017 First Quarter Financial Results

First Quarter 2017 Highlights

•
Reported net income of $22.6 million, or $0.16 per share, compared to net income of $14.0 million, or $0.10 per share reported in the prior year first quarter. Net income for the first quarter 2017 included revaluation losses of $4.1 million, or $0.03 per share, for movements in the U.S. dollar value of foreign currency denominated loans and monetary balances.

•
Adjusted EBITDA grew 6.1 percent to $142.3 million compared to $134.1 million in the prior year first quarter. Canada, EMEA, and Rest of World segments in aggregate increased Adjusted EBITDA 16.4 percent (19.7 percent on a currency neutral basis), and USA segment reported modest Adjusted EBITDA growth after eight consecutive quarters of declines.

•	Gross margin expanded 50 basis points to 22.0 percent and Adjusted EBITDA margin increased 40 basis points to 7.1 percent.

•
Warehouse, selling, and administrative expenses of $226.1 million were essentially equal to the prior year as investments in sales force, digital tools, and training costs were offset by productivity gains.

•	Company raises full year outlook.

DOWNERS GROVE, Ill. – May 5, 2017 – Univar Inc. (NYSE: UNVR) (“Univar”), a global chemical and ingredient distributor and provider of value-added services, announced today its financial results for the first quarter ended March 31, 2017.

Univar reported net income of $22.6 million, or $0.16 per share, compared to net income of $14.0 million, or $0.10 per share in the first quarter of 2016. Net income for the first quarter 2017 included revaluation losses of $4.1 million, or $0.03 per share, for movements in the U.S. dollar value of foreign currency denominated loans and monetary balances.

Net sales of $2.0 billion equaled the prior year, despite 3 percent lower volumes. Higher average selling prices offset the lower volumes and were driven by modest chemical price inflation, margin management initiatives, and the Company's efforts to improve its sales force effectiveness. Outside the U.S., gross profit grew 5.4 percent, while in the U.S., gross profit equaled the prior year after seven quarters of decline. Gross profit of $439.4 million increased

2.1 percent, and gross margin increased 50 basis points to 22.0 percent, largely due to favorable product and market mix, as well as margin management initiatives. First quarter Adjusted EBITDA increased 6.1 percent to $142.3 million from $134.1 million reported in the first quarter last year, and Adjusted EBITDA margin increased 40 basis points to 7.1 percent.

“We are pleased with our improving profitability and second consecutive quarter of growth in Adjusted EBITDA,” said Steve Newlin, chairman, president and chief executive officer. “Our initiatives are taking hold, and we have created positive momentum. We reported another quarter of double digit EBITDA growth outside the U.S., and, within the U.S., turned the corner to EBITDA growth after eight consecutive quarters of decline. The U.S. results mark a key inflection point for us to build upon."

Company Performance

The results of Univar’s operating performance are described below and, unless otherwise indicated, are a comparison of first quarter 2017 results with first quarter 2016 results, including Adjusted EBITDA, which is reconciled to reported net income in the accompanying supplemental financial information.

	(Unaudited)

	Three months ended March 31,				% change
(in millions)	2017	2016	$ change	% change	excl. currency

External Net Sales
USA	$1,150.9	$1,187.5	$(36.6)	(3.1)%	(3.1)%
Canada	307.3	272.7	34.6	12.7%	8.6%
EMEA	439.7	437.4	2.3	0.5%	6.2%
Rest of World	100.9	101.4	(0.5)	(0.5)%	1.6%
Total Consolidated Net Sales	$1,998.8	$1,999.0	$(0.2)	—%	0.8%

Gross Profit
USA	$262.9	$262.9	$—	—%	—%
Canada	55.8	50.6	5.2	10.3%	6.3%
EMEA	101.8	96.2	5.6	5.8%	11.5%
Rest of World	18.9	20.6	(1.7)	(8.3)%	(9.3)%
Total Consolidated Gross Profit	$439.4	$430.3	$9.1	2.1%	2.9%

Adjusted EBITDA
USA	$81.7	$80.8	$0.9	1.1%	1.1%
Canada	24.8	21.7	3.1	14.3%	10.1%
EMEA	35.9	28.3	7.6	26.9%	37.1%
Rest of World	6.7	7.9	(1.2)	(15.2)%	(16.5)%
Other*	(6.8)	(4.6)	(2.2)	(47.8)%	(47.8)%
Total Consolidated Adjusted EBITDA	$142.3	$134.1	$8.2	6.1%	7.5%
* Other represents unallocated corporate costs that do not directly benefit segments.

Segment Highlights

USA – Net sales for the USA segment decreased 3.1 percent to $1.2 billion, due to lower volumes. Higher average selling prices partially offset the decline in volume and resulted from modest chemical price inflation and the Company's efforts to improve its sales force effectiveness. Gross profit of $262.9 million equaled the prior year, but gross margin increased 70 basis points to 22.8 percent due to margin enhancement efforts and higher average selling prices. Adjusted EBITDA increased 1.1 percent from $80.8 million to $81.7 million and Adjusted EBITDA margin expanded 30 basis points to 7.1 percent.

Canada – Net sales for the Canada segment increased 12.7 percent from $272.7 million to $307.3 million, primarily driven by higher sales in the Western Canada oil and gas market. Gross profit increased 10.3 percent from $50.6 million to $55.8 million from the rise in sales, but gross margin decreased 40 basis to 18.2 percent reflecting the change in product mix. Adjusted EBITDA increased 14.3 percent from $21.7 million to $24.8 million. Despite the decline in gross margin, Adjusted EBITDA margin increased 10 basis points to 8.1 percent due to lower operating expenses as a percent of sales.

EMEA – Net sales for the EMEA segment increased 0.5 percent from $437.4 million to $439.7 million, primarily due to higher average selling prices driven by mix improvement, margin management initiatives, and chemical price inflation. Gross profit increased 5.8 percent from $96.2 million to $101.8 million, and gross margin increased 120 basis points to 23.2 percent, reflecting comparative strength in pharmaceutical finished goods and favorable market mix. Adjusted EBITDA increased 26.9 percent from $28.3 million to $35.9 million, and Adjusted EBITDA margin increased 170 basis points to 8.2 percent, due to higher gross profit and modestly lower operating expenses.

Rest of World – Net sales for the Rest of World segment decreased 0.5 percent from $101.4 million to $100.9 million as higher average selling prices were more than offset by weaker demand in Mexico and continued sluggish economic conditions in Brazil. Gross profit decreased 8.3 percent from $20.6 million to $18.9 million, and gross margin decreased 160 basis points to 18.7 percent, primarily due to soft economic conditions in Mexico, particularly in the oil and gas market. Adjusted EBITDA decreased 15.2 percent from $7.9 million to $6.7 million, and Adjusted EBITDA margin decreased 120 basis points to 6.6 percent as lower gross margin was partially offset by cost initiatives that lowered operating expenses as a percent of sales.

Outlook

"In the first quarter we made meaningful progress against our improvement programs, as evidenced by the increase in our margins," said Carl Lukach, executive vice president and chief financial officer. "We remain focused on successfully executing our growth and productivity plans."

As a result, the Company is raising its guidance for the full year, to deliver mid-to-high single digit Adjusted EBITDA growth. Univar is now expecting mid-single digit EBITDA growth in the first half of this year, accelerating in the second half to near double-digit growth by year end.

For the second quarter of 2017, the Company expects Adjusted EBITDA growth of mid single digits from last year’s $148.2 million.

"Our teams are energized by early signs of success from our Commercial Greatness and Operational Excellence initiatives," said Steve Newlin, chairman, president and chief executive officer. "We have the right plans in place and have made a solid start towards achieving our goals for this year and beyond."

Univar to Host Webcast on May 5, 2017 at 9:00 a.m. EDT

The Company will host a webcast with investors to discuss the first quarter results at 9:00 a.m. EDT on May 5, which can be accessed on the Investor Relations section of its website at http://investor.univar.com. Following the event, an archived version of the webcast and supporting materials will be available on the same website.

Adjusted EBITDA, Adjusted EBITDA margin

The Company monitors the results of its operating segments separately for the purposes of making decisions about resource allocation and performance assessment. The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of pension mark to market adjustments, acquisition and integration related expenses, employee stock-based compensation expense, restructuring charges, business optimization, and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net (which consists of gains and losses on foreign currency transactions and undesignated derivative instruments, debt refinancing costs, and other non-operating activity). Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net sales. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	The Company reports Adjusted EBITDA to its lenders as required under the covenants of its credit agreements;

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses;

•	The Company uses Adjusted EBITDA in setting performance incentive targets;

•	The Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

Use of Non-GAAP Measures

The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedule A.

About Univar
Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredients distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.

Forward-Looking Statements

This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Univar Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
(in millions, except per share data)	2017	2016
Net sales	$1,998.8	$1,999.0
Cost of goods sold	1,559.4	1,568.7
Gross profit	439.4	430.3
Operating expenses:
Outbound freight and handling	71.0	71.3
Warehousing, selling and administrative	226.1	224.9
Other operating expenses, net	19.8	5.5
Depreciation	35.9	33.5
Amortization	16.7	22.0
Total operating expenses	$369.5	$357.2
Operating income	$69.9	$73.1
Other (expense) income:
Interest income	0.9	0.9
Interest expense	(36.7)	(41.5)
Loss on extinguishment of debt	(0.8)	—
Other expense, net	(9.1)	(13.4)
Total other expense	$(45.7)	$(54.0)
Income before income taxes	24.2	19.1
Income tax expense	1.6	5.1
Net income	$22.6	$14.0
Income per common share:
Basic	$0.16	$0.10
Diluted	0.16	0.10
Weighted average common shares outstanding:
Basic	139.4	137.6
Diluted	140.8	137.8

Univar Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$300.6	$336.4
Trade accounts receivable, net	1,102.1	950.3
Inventories	829.9	756.6
Prepaid expenses and other current assets	155.8	134.8
Total current assets	$2,388.4	$2,178.1
Property, plant and equipment, net	1,011.2	1,019.5
Goodwill	1,789.4	1,784.4
Intangible assets, net	325.0	339.2
Deferred tax assets	29.1	18.2
Other assets	52.9	50.5
Total assets	$5,596.0	$5,389.9
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$21.3	$25.3
Trade accounts payable	931.6	852.3
Current portion of long-term debt	116.1	109.0
Accrued compensation	79.8	65.6
Other accrued expenses	272.1	287.3
Total current liabilities	$1,420.9	$1,339.5
Long-term debt	2,905.7	2,845.0
Pension and other postretirement benefit liabilities	266.8	268.6
Deferred tax liabilities	24.9	17.2
Other long-term liabilities	102.6	109.7
Total liabilities	$4,720.9	$4,580.0
Stockholders’ equity:
Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of March 31, 2017 and December 31, 2016	—	—
Common stock, 2.0 billion shares authorized at $0.01 par value with 140.2 million and 138.8 million shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1.4	1.4
Additional paid-in capital	2,276.7	2,251.8
Accumulated deficit	(1,031.3)	(1,053.4)
Accumulated other comprehensive loss	(371.7)	(389.9)
Total stockholders’ equity	$875.1	$809.9
Total liabilities and stockholders’ equity	$5,596.0	$5,389.9

Univar Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
(in millions)	2017	2016
Operating activities:
Net income	$22.6	$14.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52.6	55.5
Amortization of deferred financing fees and debt discount	2.0	2.0
Amortization of pension credit from accumulated other comprehensive loss	—	(3.0)
Loss on extinguishment of debt	0.8	—
Deferred income taxes	(3.3)	(6.9)
Stock-based compensation expense	6.4	2.2
Other	0.5	(0.3)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(142.4)	(84.8)
Inventories	(66.4)	(95.1)
Prepaid expenses and other current assets	(18.9)	19.9
Trade accounts payable	79.9	181.0
Pensions and other postretirement benefit liabilities	(9.0)	(10.0)
Other, net	(5.1)	(9.8)
Net cash (used) provided by operating activities	$(80.3)	$64.7
Investing activities:
Purchases of property, plant and equipment	(20.9)	(23.5)
Purchases of businesses, net of cash acquired	(0.5)	(53.3)
Other	(0.3)	(0.4)
Net cash used by investing activities	$(21.7)	$(77.2)
Financing activities:
Proceeds from issuance of long-term debt	2,264.0	37.5
Payments on long-term debt and capital lease obligations	(2,211.5)	(9.4)
Short-term financing, net	(5.2)	(10.4)
Financing fees paid	(4.4)	—
Shares repurchased	(6.0)	—
Stock option exercises	23.8	0.1
Net cash provided by financing activities	$60.7	$17.8
Effect of exchange rate changes on cash and cash equivalents	$5.5	$28.7
Net (decrease) increase in cash and cash equivalents	(35.8)	34.0
Cash and cash equivalents at beginning of period	336.4	188.1
Cash and cash equivalents at end of period	$300.6	$222.1

Schedule A
Univar Inc.
Reconciliation of Adjusted EBIDTA to Reported Net Income
(Unaudited)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended March 31, 2017
Net sales:
External customers	$1,150.9	$307.3	$439.7	$100.9	$—	$1,998.8
Inter-segment	31.2	1.8	1.3	0.1	(34.4)	—
Total net sales	1,182.1	309.1	441.0	101.0	(34.4)	1,998.8
Cost of goods sold	919.2	253.3	339.2	82.1	(34.4)	1,559.4
Gross profit	262.9	55.8	101.8	18.9	—	439.4
Outbound freight and handling	46.8	9.2	13.4	1.6	—	71.0
Warehousing, selling and administrative	134.4	21.8	52.5	10.6	6.8	226.1
Adjusted EBITDA	$81.7	$24.8	$35.9	$6.7	$(6.8)	$142.3
Other operating expenses, net						19.8
Depreciation						35.9
Amortization						16.7
Interest expense, net						35.8
Loss on extinguishment of debt						0.8
Other expense, net						9.1
Income tax expense						1.6
Net income						$22.6
Total assets	$3,640.2	$1,975.5	$908.2	$227.9	$(1,155.8)	$5,596.0

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended March 31, 2016
Net sales:
External customers	$1,187.5	$272.7	$437.4	$101.4	$—	$1,999.0
Inter-segment	26.9	2.3	1.4	—	(30.6)	—
Total net sales	1,214.4	275.0	438.8	101.4	(30.6)	1,999.0
Cost of goods sold	951.5	224.4	342.6	80.8	(30.6)	1,568.7
Gross profit	262.9	50.6	96.2	20.6	—	430.3
Outbound freight and handling	47.7	7.8	14.0	1.8	—	71.3
Warehousing, selling and administrative	134.4	21.1	53.9	10.9	4.6	224.9
Adjusted EBITDA	$80.8	$21.7	$28.3	$7.9	$(4.6)	$134.1
Other operating expenses, net						5.5
Depreciation						33.5
Amortization						22.0
Interest expense, net						40.6
Other expense, net						13.4
Income tax expense						5.1
Net income						$14.0
Total assets	$4,038.3	$1,942.5	$1,011.6	$243.4	$(1,300.4)	$5,935.4

Schedule B
Univar Inc.
Other operating expenses, net
(Unaudited)

	Three months ended March 31,
(in millions)	2017	2016
Acquisition and integration related expenses	$0.2	$1.9
Stock-based compensation expense	6.4	2.2
Restructuring charges	1.7	1.0
Business transformation costs	9.1	—
Other	2.4	0.4
Total other operating expenses, net	$19.8	$5.5

Schedule C
Univar Inc.
Other expenses, net
(Unaudited)

	Three months ended March 31,
(in millions)	2017	2016
Foreign currency transactions	$(2.1)	$(2.7)
Foreign currency denominated loans revaluation	(3.0)	(14.7)
Undesignated foreign currency derivative instruments	1.0	1.9
Undesignated interest rate swap contracts	—	0.7
Debt amendment costs	(4.2)	—
Other	(0.8)	1.4
Total other expense, net	$(9.1)	$(13.4)